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                                                                    EXHIBIT 99.1

RELEASE: IMMEDIATE

                          GETTY REALTY CORP. ANNOUNCES

                        FINANCIAL RESULTS FOR THE QUARTER

                              ENDED MARCH 31, 2006

     JERICHO, NY, MAY 2, 2006 --- Getty Realty Corp. (NYSE-GTY) today reported its financial results for the quarter ended March 31, 2006.

     Net earnings were $10.5 million for the quarter, as compared to $11.4 million for the three months ended March 31, 2005, largely as a result of increased environmental expenses, partially offset by higher revenues from rental properties, which increased 3.9% compared with the first quarter of 2005, due in part to the contribution from acquisitions. Funds from operations, or FFO, were $12.4 million for the quarter as compared to $13.3 million for the prior year period and adjusted funds from operations, or AFFO, were $11.6 million for the quarter as compared to $12.4 million for the prior year period.

     For the quarter ended March 31, 2006, net earnings were $0.43 per share, FFO was $0.50 per share and AFFO was $0.47 per share, which decreased by $0.03, $0.04 and $0.03 per share, respectively, as compared to the prior year period.

     Mr. Leo Liebowitz, Chairman of the Board and Chief Executive Officer commented, "Our results for the quarter ended March 31, 2006 are in line with our expectations despite the decrease when compared to the first quarter of last year. I am pleased with the contribution from the two acquisitions that were completed in March 2005 and February 2006. Rent received from rental properties increased $748,000 over the prior year period due to scheduled rent escalations and rent from the recently acquired properties, while our operating expenses remained relatively flat. As we all know, interest rates have increased this past year which, along with additional borrowings to fund the acquisitions, resulted in a $0.5 million increase in interest expense. Although environmental expenses have increased when compared to the quarter ended March 31, 2005, we remain on target with our environmental program despite expected quarter to quarter fluctuations in environmental expenses."

     FFO and AFFO exclude gains on dispositions of assets and depreciation and amortization expense of real estate assets which are included in net earnings. FFO decreased more than AFFO on both a dollar and percentage basis due to a decrease to deferred rental revenue, or straight-line rental revenue, (which is included in net earnings and FFO but excluded from AFFO) for the quarter ended March 31, 2006 as compared to the prior year period. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are reconciled to net earnings and discussed in greater detail in the financial tables at the end of this release.

     Environmental expenses, net were $1.1 million for the quarter as compared to $63,000 for the prior year period. Environmental litigation expenses were $0.4 million for the quarter ended March 31, 2006 as compared to a credit of $0.4 million for 2005, which prior year period includes net reductions in litigation loss reserve estimates. Environmental expenses were also affected by

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changes in estimated environmental costs, net of estimated recoveries, and accretion expenses, which increased by $0.2 million as compared to the prior year quarter.

     Interest expense was $0.6 million for the quarter and $0.1 million for the respective prior year period. Interest expense increased primarily due to borrowings used to finance the acquisition of properties in March 2005 and February 2006. Interest expense also increased due to an increase in interest rates which averaged 5.8% for the quarter ended March 31, 2006 as compared to 3.8% for the quarter ended March 31, 2005. Getty Realty Corp. entered into a five year interest rate swap which effectively fixed the interest rate on $45,000,000 of its borrowings at 6.7% effective May 1, 2006.

     Getty Realty Corp.'s First Quarter Earnings Conference Call is scheduled for tomorrow, Wednesday, May 3, 2006, at 9:00 a.m. Eastern Time. To participate in the conference call, please dial (913) 981-5539 five to ten minutes before the scheduled start time and reference pass code 4426361. If you cannot participate in the live event, a replay will be available beginning on May 3, 2006 at noon though midnight, May 5, 2006. To access the replay, please dial
(719) 457-0820 and reference pass code 4426361.

     Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases over 1,060 properties in the Eastern United States.

     CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE USED IN THIS RELEASE, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. INFORMATION CONCERNING FACTORS THAT COULD CAUSE GETTY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE FORWARD LOOKING RESULTS CAN BE FOUND IN ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS WELL AS IN THE OTHER FILINGS IT MAKES WITH THE SECURITIES AND EXCHANGE COMMISSION. GETTY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                     -more-

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                                               March 31,   December 31,
                                                                  2006         2005
                                                               ---------   ------------
Assets:
Real Estate:
   Land                                                        $ 179,932     $ 171,839
   Buildings and improvements                                    204,501       198,656
                                                               ---------     ---------
                                                                 384,433       370,495
   Less - accumulated depreciation and amortization             (111,597)     (109,800)
                                                               ---------     ---------
      Real estate, net                                           272,836       260,695
Deferred rent receivable                                          30,110        29,287
Cash and equivalents                                               2,105         1,247
Recoveries from state underground storage tank funds, net          4,339         4,264
Mortgages and accounts receivable, net                             3,519         3,129
Prepaid expenses and other assets                                  1,091         1,359
                                                               ---------     ---------
      Total assets                                             $ 314,000     $ 299,981
                                                               =========     =========
Liabilities and Shareholders' Equity:
Debt                                                           $  49,216     $  34,224
Environmental remediation costs                                   17,285        17,350
Dividends payable                                                 11,264        11,009
Accounts payable and accrued expenses                              8,999         9,515
                                                               ---------     ---------
      Total liabilities                                           86,764        72,098
                                                               ---------     ---------
Commitments and contingencies
Shareholders' equity:
   Common stock, par value $.01 per share; authorized
      50,000,000 shares; issued 24,719,465 at March 31, 2006
      and 24,716,614 at December 31, 2005                            247           247
   Paid-in capital                                               257,852       257,766
   Dividends paid in excess of earnings                          (30,863)      (30,130)
                                                               ---------     ---------
      Total shareholders' equity                                 227,236       227,883
                                                               ---------     ---------
      Total liabilities and shareholders' equity               $ 314,000     $ 299,981
                                                               =========     =========

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                 Three months
                                               ended March 31,
                                              -----------------
                                                2006      2005
                                              -------   -------
Revenues from rental properties               $18,067   $17,396
Expenses:
   Rental property expenses                     2,484     2,624
   Environmental expenses, net                  1,101        63
   General and administrative expenses          1,407     1,311
   Depreciation and amortization expense        1,987     1,949
                                              -------   -------
      Total operating expenses                  6,979     5,947
                                              -------   -------
Operating income                               11,088    11,449
      Other income, net                            82       136
      Interest expense                           (639)     (149)
                                              -------   -------
Net earnings                                  $10,531   $11,436
                                              =======   =======
Net earnings per share:
   Basic                                      $   .43   $   .46
   Diluted                                    $   .43   $   .46
Weighted average shares outstanding:
   Basic                                       24,717    24,700
   Stock options and restricted stock units        28        14
                                              -------   -------
   Diluted                                     24,745    24,714
                                              =======   =======
Dividends declared per share:                 $  .455   $  .435

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                             Three months
                                                           ended March 31,
                                                          -----------------
                                                            2006      2005
                                                          -------   -------
Net earnings                                              $10,531   $11,436
Depreciation and amortization of real estate assets (*)     1,916     1,949
Gains on dispositions of real estate                          (34)      (72)
                                                          -------   -------
Funds from operations                                      12,413    13,313
Deferred rental revenue (straight-line rental revenue)       (823)     (900)
                                                          -------   -------
Adjusted funds from operations                            $11,590   $12,413
                                                          =======   =======
Diluted per share amounts:
   Earnings per share                                     $   .43   $   .46
   Funds from operations per share                        $   .50   $   .54
   Adjusted funds from operations per share               $   .47   $   .50
Diluted weighted average shares outstanding                24,745    24,714

(*) Depreciation and amortization expense as reflected in our Consolidated Statements of Operations also includes depreciation and amortization on non-real estate assets.

IN ADDITION TO MEASUREMENTS DEFINED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), GETTY ALSO FOCUSES ON FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FUNDS FROM OPERATIONS ("AFFO") TO MEASURE ITS PERFORMANCE. FFO IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REITS. FFO IS DEFINED BY THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUSTS AS NET EARNINGS BEFORE DEPRECIATION AND AMORTIZATION OF REAL ESTATE ASSETS, GAINS OR LOSSES ON DISPOSITIONS OF REAL ESTATE, NON-FFO ITEMS REPORTED IN DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEMS. OTHER REITS MAY USE DEFINITIONS OF FFO AND/OR AFFO THAT ARE DIFFERENT THAN GETTY'S AND, ACCORDINGLY, MAY NOT BE COMPARABLE.

GETTY BELIEVES THAT FFO IS HELPFUL TO INVESTORS IN MEASURING ITS PERFORMANCE BECAUSE FFO EXCLUDES VARIOUS ITEMS INCLUDED IN GAAP NET EARNINGS THAT DO NOT RELATE TO, OR ARE NOT INDICATIVE OF, GETTY'S FUNDAMENTAL OPERATING PERFORMANCE SUCH AS GAINS OR LOSSES FROM PROPERTY DISPOSITIONS AND DEPRECIATION AND AMORTIZATION OF REAL ESTATE ASSETS. IN GETTY'S CASE, HOWEVER, GAAP NET EARNINGS AND FFO INCLUDE THE SIGNIFICANT IMPACT OF DEFERRED RENTAL REVENUE (STRAIGHT-LINE RENTAL REVENUE) ON ITS RECOGNITION OF REVENUES FROM RENTAL PROPERTIES, WHICH PRIMARILY RESULTS FROM FIXED RENTAL INCREASES SCHEDULED UNDER CERTAIN LEASES WITH ITS TENANTS. IN ACCORDANCE WITH GAAP, THE AGGREGATE MINIMUM RENT DUE OVER THE INITIAL TERM OF THESE LEASES IS RECOGNIZED ON A STRAIGHT-LINE BASIS RATHER THAN WHEN DUE. GAAP NET EARNINGS AND FFO MAY ALSO INCLUDE AN INCOME TAX PROVISION OR BENEFIT RECOGNIZED DUE ADJUSTMENTS IN AMOUNTS ACCRUED FOR UNCERTAIN TAX POSITIONS RELATED TO BEING TAXED AS A C-CORP., RATHER THAN AS A REIT, PRIOR TO 2001. AS A RESULT, GETTY PAYS PARTICULAR ATTENTION TO AFFO, A SUPPLEMENTAL NON-GAAP PERFORMANCE MEASURE THAT GETTY DEFINES AS FFO LESS STRAIGHT-LINE RENTAL REVENUE AND INCOME TAXES. INCOME TAXES DID NOT HAVE A SIGNIFICANT IMPACT ON OUR EARNINGS FOR THE PERIODS PRESENTED, AND ACCORDINGLY, DO NOT APPEAR AS A SEPARATE
ITEM IN OUR STATEMENT OF OPERATIONS OR RECONCILIATION OF AFFO FROM NET EARNINGS. IN GETTY'S VIEW, AFFO PROVIDES A MORE ACCURATE DEPICTION THAN FFO OF THE IMPACT OF SCHEDULED RENT INCREASES UNDER THESE LEASES AND GETTY'S ELECTION TO BE TAXED AS A REIT BEGINNING IN 2001. NEITHER FFO NOR AFFO REPRESENT CASH GENERATED FROM OPERATING ACTIVITIES CALCULATED IN ACCORDANCE WITH GAAP AND THEREFORE THESE MEASURES SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR GAAP NET EARNINGS OR AS A MEASURE OF LIQUIDITY.